Exhibit 5.(ii)

Symetra Life Insurance Company
[777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135 | Phone 1-800-796-3872]
[Mailing Address: PO Box 3882 | Seattle, WA 98124-3882 | TTY/TDD 1-800-833-6388]

ENROLLMENT APPLICATION

403(b) and 457

Product Information	Symetra [Retirement Passport] Group Variable Annuity Initial Purchase Payment $__________________________________ (Minimum $30 per Purchase Payment)

	[☐ Contributory 403(b)		☐ Contributory 457]
	[☐ Transfer of Assets into a 403(b)*		☐ Transfer of Assets into a 457**]

	* Must complete and submit form RGRP-0050		** Must complete and submit form LP-1185
Employer Information	Employer’s Name
	Address (number and street, city, state, zip)			Telephone
Employee Information	Employee’s Name (first, middle initial, last)			Sex ☐ M ☐ F
(The maximum issue age is 85.)	Address (number and street, city, state, zip)
	SSN/TIN	Date of Birth	Telephone	E-Mail Address
Beneficiaries (The percentages must total 100% for all primary beneficiaries and 100% for all contingent beneficiaries.)

I am: ☐  Single    ☐  Married

If you are married and your plan is subject to the Employee Retirement Income Security Act (ERISA) (i.e., your employer is not a government unit or church and makes contributions to your account), and you do not designate that your spouse receive an amount equal to at least 50% (or a higher percentage, if so provided under your employer’s plan) of your vested account balance in the form of a preretirement survivor annuity, then your spouse must sign the Spousal Consent portion of this form in the presence of a notary public or a representative of the plan. Please check with your employer about the spousal consent and any additional beneficiary requirements specific to your plan. If you are married and you do not designate your spouse as your primary beneficiary for at least 50% of your account balance (as described above), this beneficiary designation becomes null and void on (a) the first day of the plan year in which you reach age 35 or (b) the date of separation from service, whichever comes first, and your spouse must complete a new spousal consent on the Beneficiary Designation Form.

PRIMARY
Name (first, middle initial, last)			Percentage	Sex ☐ M ☐ F
Address (number and street, city, state, zip)
SSN	Date of Birth	Telephone	Relationship
☐ PRIMARY ☐ CONTINGENT
Name (first, middle initial, last)			Percentage	Sex ☐ M ☐ F
Address (number and street, city, state, zip)
SSN	Date of Birth	Telephone	Relationship
☐ PRIMARY ☐ CONTINGENT
Name (first, middle initial, last)			Percentage	Sex ☐ M ☐ F
Address (number and street, city, state, zip)
SSN	Date of Birth	Telephone	Relationship

For additional beneficiaries, attach a separate signed and dated sheet and check here ☐.

RSA-0015 7/09	Page 1 of 6

403(b) and 457 ENROLLMENT APPLICATION (continued)

Beneficiaries (continued)

SPOUSAL CONSENT

I hereby consent to the designation of the beneficiary(ies) listed above. I understand that (1) the effect of this designation is to cause some or all of my spouse’s death benefit to be paid to someone other than me; (2) such beneficiary designation is not valid unless I consent to it; and (3) my consent is irrevocable unless my spouse revokes the beneficiary designation. I acknowledge that if my spouse is currently under 35 years of age, this beneficiary designation becomes ineffective on (a) the first day of the plan year in which he/she reaches age 35 or (b) the date of separation from service, whichever comes first, and that I must complete a new spousal consent in order for such beneficiary designation to become effective.

	Signature of Spouse	Date
Notary	STATE OF )

) ss.

County of )

On this day of , 20 , before me, the undersigned, a Notary Public in and for the State of , duly commissioned and sworn, personally appeared , proven to me or personally known to me to be the individual described in and who executed the foregoing instrument, and acknowledged that he/she signed the same as his/her free and voluntary act and deed, for the uses and purposes therein mentioned.

GIVEN under my hand and official seal the day and year first above written.

Print Name:

NOTARY PUBLIC in and for State of,

Residing at:

My commission expires:

RSA-0015 7/09	Page 2 of 6

403(b) and 457 ENROLLMENT APPLICATION (continued)

Purchase Payments

Purchase Payments to the Symetra Life Fixed Account will be allocated immediately upon receipt. Purchase Payments to the variable Portfolios may initially be allocated to the [Fidelity VIP Money Market Portfolio – Service Class 2] as described in the Certificate and then will be allocated according to the investment instructions, unless the Certificate has been cancelled.

Investment Instructions	Please indicate your investment instructions below. You can only use whole percentages and the total percentage must equal 100%.

Initial and Subsequent Purchase Payment	Investment Options
%	[Symetra Life Fixed Account]
%	[AIM V.I. Mid Cap Core Equity Fund (Series II Shares)]
%	[American Century VP Inflation Protection Class II Fund]
%	[American Century VP International Class II Fund]
%	[BlackRock Global Allocation V.I. Fund, Class III]
%	[BlackRock Global Growth V.I. Fund, Class III]
%	[BlackRock Large Cap Value V.I. Fund, Class III]
%	[Calvert Social Balanced Portfolio]
%	[Calvert Social Equity Portfolio]
%	[Calvert Social Mid-Cap Growth Portfolio]
%	[Columbia Mid Cap Value Fund, Variable Series Class B Shares]
%	[Columbia Mid-Cap Growth Fund, Variable Series Class B Shares]
%	[Columbia Small Company Growth Fund, Variable Series Class B Shares]
%	[Columbia Small Cap Value Fund, Variable Series Class B Shares]
%	[DWS Capital Growth VIP – Class B Shares]
%	[Fidelity VIP Contrafund® Portfolio – Initial Class]
%	[Fidelity VIP Freedom 2010 Portfolio – Service Class 2]
%	[Fidelity VIP Freedom 2015 Portfolio – Service Class 2]
%	[Fidelity VIP Freedom 2020 Portfolio – Service Class 2]
%	[Fidelity VIP Freedom 2025 Portfolio – Service Class 2]
%	[Fidelity VIP Freedom 2030 Portfolio – Service Class 2]
%	[Fidelity VIP Freedom 2035 Portfolio – Service Class 2]
%	[Fidelity VIP Freedom 2040 Portfolio – Service Class 2]
%	[Fidelity VIP Freedom 2045 Portfolio – Service Class 2]
%	[Fidelity VIP Freedom 2050 Portfolio – Service Class 2]
%	[Fidelity VIP Freedom Income Portfolio – Service Class 2]
%	[Fidelity VIP Money Market Portfolio – Service Class 2]
%	[Franklin Flex Cap Growth Securities Fund – Class 2]
%	[Franklin Income Securities Fund – Class 2]
%	[Franklin Small Cap Value Securities Fund – Class 2]
%	[Franklin Small-Mid Cap Growth Securities Fund – Class 2]
%	[Franklin Templeton VIP Founding Funds Allocation Fund – Class 2]
%	[Franklin U.S. Government Fund – Class 2]
%	[Mutual Shares Securities Fund – Class 2]
%	[Templeton Developing Markets Securities Fund – Class 2]
%	[Templeton Global Bond Securities Fund – Class 2]
%	[Templeton Growth Securities Fund – Class 2]
%	[Goldman Sachs VIT Government Income Fund – Service Shares]
%	[Neuberger Berman AMT Guardian Portfolio – Class S]
%	[Neuberger Berman AMT Mid Cap Growth Portfolio – Class S]
%	[Neuberger Berman AMT Regency Portfolio – Class S]
%	[PIMCO All Asset Portfolio – Advisor Class Shares]

RSA-0015 7/09	Page 3 of 6

403(b) and 457 ENROLLMENT APPLICATION (continued)

Investment Instructions (cont.)	Initial and Subsequent Purchase Payment	Investment Options
	%	[PIMCO Total Return Portfolio – Advisor Class Shares]
	%	[Vanguard VIF – Balanced Portfolio]
	%	[Vanguard VIF – High Yield Bond Portfolio]
	%	[Vanguard VIF – International Portfolio]
	%	[Vanguard VIF – Mid-Cap Index Portfolio]
	%	[Vanguard VIF – REIT Index Portfolio]
	%	[Vanguard VIF – Total Bond Market Index Portfolio]
	%	[Vanguard VIF – Total Stock Market Index Portfolio]

[Retail Funds available to the general public outside of variable annuity and variable life insurance contracts:

Initial and Subsequent Purchase Payment	Investment Options
%	[American Funds AMCAP Fund]
%	[American Funds American Balanced Fund]
%	[American Funds American High Income Trust Fund]
%	[American Funds Capital World Bond Fund]
%	[American Funds EuroPacific Growth Fund]
%	[American Funds The Growth Fund of America]
%	[American Funds The Invest Company of America]
%	[American Funds New Perspective]
%	[American Funds Washington Mutual Investors Fund]
%	[DWS Dreman Small Cap Value – Class A Shares]
%	[Neuberger Berman Genesis Fund – Advisor Class]]

Telephone Transfer Authorization

☐        I hereby authorize Symetra to accept and act on telephone instructions from me or any person(s) listed below regarding the transfer of funds between investment options of my variable annuity certificate. This authorization will remain in effect until Symetra receives written revocation from me.

Symetra will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Symetra reserves the right to refuse telephone instructions from any caller when unable to confirm to Symetra’s satisfaction that the caller is authorized to give those instructions.

To transfer by telephone, call Symetra at 1-800-SYMETRA (1-800-796-3872). All telephone transfer calls will be recorded. You or your authorized third party will be required to provide the identification information listed below. Written confirmation of transfer transaction(s) will be mailed to you.

Unless otherwise indicated, this form does not permit anyone else to exercise discretionary authority to effect transactions on your behalf without obtaining your prior authorization.
	Full Name of Authorized Third Party	Identification Information (example: mother’s maiden name)
Electronic Delivery

Symetra provides prospectus updates, semiannual reports, and annual reports to consenting Employees electronically. If you would like to receive these documents in electronic format, please complete this section. You may incur costs when accessing these documents over the Internet, such as Internet Service Provider fees and charges for on-line time (including any time you may spend downloading the necessary software we have provided). By choosing to receive e-mail notification when documents are available on the Internet, you accept the responsibility to provide us with a current e-mail address. If your e-mail address changes, please provide us with your new e-mail address as soon as possible. If your e-mail address proves to be invalid, your e-mail enrollment will be cancelled and we will mail you printed copies of the documents.

This consent will be in effect until you revoke it. You may revoke it any time by calling 1-800-SYMETRA (1-800-796-3872). If you consent to electronic delivery, at any time you also may request that we send you a paper copy.

☐        I would like to receive prospectus updates and financial reports over the Internet by accessing Symetra’s Web site, www.symetra.com. I understand that I will receive notice that the documents are available on the Web site by an e-mail message sent to me.

RSA-0015 7/09	Page 4 of 6

403(b) and 457 ENROLLMENT APPLICATION (continued)

Employee Statements and Certification (Please read and complete.)	1.	Have you received a current prospectus? ☐Yes ☐No
	2.	Would you like to receive a copy of the Statement of Additional Information (SAI)? ☐Yes ☐No
	3.	Do you have any existing life insurance policies or annuity contracts with this or any other company?
☐Yes ☐No
	4.	Will the annuity applied for here replace any annuity or life insurance from this or any other company? ☐Yes ☐No If yes, please provide the company name and policy number.
		Company Name	Policy Number

	5.	I declare that the statements and answers on this enrollment application are full, complete, and true, to the best of my knowledge and belief. I understand and agree that any fees or taxes will be deducted from my purchase payments or certificate value, as applicable. My employer has informed me of the rules applicable to the Section 403b/457 Plan it sponsors.

	6.	I acknowledge that my right to make withdrawals or surrenders is subject to any restrictions imposed by applicable law or retirement plans. Specifically, there are certain restrictions imposed on withdrawals of contracts used as funding vehicles for 403(b) retirement plans (“TSAs”). Withdrawals attributable to salary reduction contributions to TSAs for years after 1988 and any earnings accrued after 1988, cannot be taken out unless:

• you attain age 59 1/2;

• you leave your job;

• you die or become disabled as defined by the Code;

• you experience a qualifying hardship (applies to contributions only); or

• you divorce and a distribution to your former spouse is permitted under a Qualified Domestic Relations Order.

I also acknowledge that I understand that there are other investment alternatives available to me under the employer’s Section 403(b) arrangement to which I may elect to transfer my contract value.

	7.	I understand the following restrictions and provisions:

• Deferrals may not exceed the maximum deferral limit established by the IRS and must be reduced by elective deferrals to other plans.

• Required Minimum Distributions will be sent to me the later of attainment of age 70 1/2 or when I retire.

Under penalties of perjury, I certify that the Social Security Number or Tax Identification Number listed on this application is correct and that I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding or the IRS has notified me that I am no longer subject to backup withholding.

Signature of Employee	Signed in the City and State of	Date
Signature of Plan Administrator or Trustee	Signed in the City and State of	Date

Agency / Agent Statements	1.	Does the Employee have any existing life insurance policies or annuity contracts with this or any other company? ☐Yes ☐No
	2.	Will the annuity applied for here replace any annuity or life insurance from this or any other company? ☐Yes ☐No If yes, I have attached the required state replacement forms, if applicable.
	3.	Mail Contract directly to ☐ Employee ☐ Agent’s Office for delivery to Employee

	4.	I hereby certify that the answers to the questions above are true to the best of my knowledge and belief.

Signature of Agent		Date	Agent Stat #
Print Agent Name and Agency Name			Location/State ID #
Address
City	State	Zip	Telephone

RSA-0015 7/09	Page 5 of 6

403(b) and 457 ENROLLMENT APPLICATION (continued)

Fraud Warning / Disclosures	For Residents of Other States not listed below: Any person who, with intent to defraud or knowing he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

Arkansas, West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant.

Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application of insurance containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

Maine: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, and denial of insurance benefits.

Maryland: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Multi-State [California, Florida, Georgia, Louisiana, Nevada, Texas and Washington D.C.]: Florida residents only: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Residents of other states: Any person who knowingly and with intent to defraud any insurance company or other person files an application of insurance containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects the person to civil and criminal penalties.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

New Mexico: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Oklahoma: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Tennessee, Virginia, Washington: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

RSA-0015 7/09	Page 6 of 6